AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 22, 1997
                                                           REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               -------------------



                             ATLANTIS PLASTICS, INC.
          -------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           FLORIDA                                      06-1088270
-------------------------------                   ----------------------
(STATE OR OTHER JURISDICTION OF                       (IRS EMPLOYER
 INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NUMBER)

                          1870 THE EXCHANGE, SUITE 200
                             ATLANTA, GEORGIA 30339
          -------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                 ATLANTIS PLASTICS, INC. 1997 STOCK OPTION PLAN
 ----------------------------------------------------------------------
                            (FULL TITLE OF THE PLAN)

                               -------------------

                                 ANTHONY F. BOVA
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          1870 THE EXCHANGE, SUITE 200
                             ATLANTA, GEORGIA 30339
               ---------------------------------------------------
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (800) 497-7659
               ---------------------------------------------------
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                                Brian Walsh, Esq.
                          Greenberg, Traurig, Hoffman,
                          Lipoff, Rosen & Quentel, P.A.
                              1221 Brickell Avenue
                              Miami, Florida 33131
                                 (305) 579-0557
                               -------------------

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
                                             PROPOSED MAXIMUM            PROPOSED
  TITLE OF SECURITIES       AMOUNT TO BE       OFFERING PRICE        MAXIMUM AGGREGATE          AMOUNT OF
   TO BE REGISTERED          REGISTERED          PER SHARE (1)       OFFERING PRICE(1)       REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
COMMON STOCK,
  $.10 PAR VALUE........   200,000 SHARES        $5.50                $1,100,000               $333.33
=============================================================== ====================== =======================

(1) Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low sale price of the Common Stock on August 19, 1997.

                                Page 1 of 6 Pages
                           Exhibit Index at Page II-6

           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                   The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant are hereby incorporated by reference in this Registration Statement:

                   The Registrant hereby incorporates by reference into this Registration Statement the following documents or portions thereof as indicated:

                  (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

                  (b) the Registrant's quarterly reports on Form 10-Q for the three months ended March 31, 1997 and for the six months ended June 30, 1997;

                  (c)      all other reports filed by the Registrant pursuant to
                           Section 13(a) or 15(d) of the Exchange Act since January 1, 1997; and

                  (d) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, including any amendments to such description in such Registration Statement.

                   In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

                   Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                   Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided in such statute. The Registrant's Amended and Restated Articles of Incorporation provide that the Registrant may indemnify its executive officers and directors to the fullest extent permitted by law either now or hereafter. The Registrant has also entered into an agreement with each of its directors and certain of its officers wherein it has agreed to indemnify each of them to the fullest extent permitted by law.

         The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) deriving an improper personal benefit from a transaction; (c) voting for or assenting to an unlawful distribution; and (d) willful misconduct or a conscious disregard for the best interests of the Registrant in a proceeding by or in the right of the Registrant to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act") may be permitted to directors, officers or controlling persons of Registrant, pursuant to the foregoing provisions or otherwise, Registrant has been advised that, in the opinion of the Securities and Exchange Commission (the "Commission"), such indemnification is against public policy as expressed in the 1933 Act, and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1993 Act and will be governed by the final adjudication of such issue.

         At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS

         See "Exhibit Index" on page II-6.

ITEM 9.  UNDERTAKINGS

                  (a)      The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                    (i)      To include any prospectus required
                                             by Section 10(a)(3) of the
                                             Securities Act of 1933;

                                    (ii)     To reflect in the prospectus any
                                             facts or events arising after the
                                             effective date of the registration
                                             statement (or the most recent
                                             post-effective amendment thereof)
                                             which, individually or in the
                                             aggregate, represent a fundamental
                                             change in the information set forth
                                             in the registration statement.
                                             Notwithstanding the foregoing, any
                                             increase or decrease in volume of
                                             securities offered (if the total
                                             dollar value of securities offered
                                             would not exceed that which was
                                             registered) and any deviation from
                                             the low or high and of the
                                             estimated maximum offering range
                                             may be reflected in the form of
                                             prospectus filed with the
                                             Commission pursuant to Rule 424(b)
                                             if, in the aggregate, the changes
                                             in volume and price represent no
                                             more than 20 percent change in the
                                             maximum aggregate offering price
                                             set forth in the "Calculation of
                                             Registration Fee" table in the
                                             effective registration statement;

                                    (iii)    To include any material information
                                             with respect to the plan of
                                             distribution not previously
                                             disclosed in the registration
                                             statement or any material change to
                                             such information in the
                                             registration statement;

                                             PROVIDED, HOWEVER, that paragraphs
                                             (a)(1)(i) and (a)(1)(ii) shall not
                                             apply if the registration statement
                                             is on Form S-3, Form S-8 or Form
                                             F-3, and the information required
                                             to be included in a post-effective
                                             amendment by those paragraphs is
                                             contained in periodic reports filed
                                             with or furnished to the Commission
                                             by the registrant pursuant to
                                             Section 13 or Section 15(d) of the
                                             Securities Exchange Act of 1934
                                             that are incorporated by reference
                                             in the registration statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on July 31, 1997.

                             ATLANTIS PLASTICS, INC.

                             By:/s PAUL RUDOVSKY
                                ---------------------------------
                                Paul Rudovsky
                                Executive Vice President,
                                Finance and Administration
                                (Principal Financial Officer)

                                POWER OF ATTORNEY

             KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Earl W. Powell and Phillip T. George, M.D. his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


           SIGNATURE                                            TITLE                                DATE
           ---------                                            -----                                ----
/s/EARL W. POWELL                                      Chairman of the Board                      July 31, 1997
----------------------------------------
Earl W. Powell

/s/PHILLIP T. GEORGE, M.D.                          Director and Vice Chairman                    July 31, 1997
----------------------------------------
Phillip T. George, M.D.

/s/ANTHONY F. BOVA                                  President, Chief Executive                    July 31, 1997
----------------------------------------                Officer and Director
Anthony F. Bova                                    (principal executive officer)


/s/PAUL RUDOVSKY                               Executive Vice President, Finance                  July 31, 1997
----------------------------------------               and Administration
Paul Rudovsky                                     (principal financial officer)


/s/CHARLES D. MURPHY, III.                                   Director                             July 31, 1997
----------------------------------------
Charles D. Murphy, III

/s/CHESTER B. VANATTA                                        Director                             July 31, 1997
----------------------------------------
Chester B. Vanatta

/s/LARRY D. HORNER                                           Director                             July 31, 1997
----------------------------------------
Larry D. Horner

/s/CESAR L. ALVAREZ                                          Director                             July 31, 1997
----------------------------------------
Cesar L. Alvarez


                                  EXHIBIT INDEX


 EXHIBIT
 NUMBER                            DESCRIPTION
 -------                           -----------


  5.1      Opinion of Greenberg, Traurig, Hoffman, Lipoff, Rosen &
           Quentel, P.A.

 23.1      Consent of Independent Accountants, Coopers & Lybrand L.L.P.